Exhibit 11

                                 AUTOINFO, INC.

                        Calculation of Earnings Per Share



                                                          Years ended May 31,
                                             -----------------------------------------
                                                1995            1994           1993
                                                ----            ----           ----
Primary and Fully Diluted Earnings (Loss):
  Loss from continuing operations            $(2,174,403)   $  (218,565)   $  (317,761)
  Income from discontinued operations          1,614,936      2,239,313      2,053,959
  Gain on sale of discontinued operations      8,885,688           --             --
                                             -----------    -----------    -----------

  Earnings from operations applicable
    to Common Stock                          $ 8,326,221    $ 2,020,748    $ 1,736,198
                                             -----------    -----------    -----------

Shares:
  Weighted average number of common
    shares outstanding                         7,307,657      7,177,564      7,119,336
  Added shares issuable from assumed
    exercise of options and warrant              102,891        239,157        222,708
                                             -----------    -----------    -----------

  Weighted average number of common
    shares as adjusted                         7,410,548      7,416,721      7,342,044
                                             -----------    -----------    -----------

Primary and Fully Diluted Earnings (Loss):
  From continuing operations                 $      (.29)   $      (.03)   $      (.04)
  From discontinued operations                       .22            .30            .28
  From gain on sale of discontinued
    operations                                      1.19           --             --
                                             -----------    -----------    -----------

  Earnings per common share                  $      1.12    $       .27    $       .24
                                             ===========    ===========    ===========
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